UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

SUPERFUND GOLD, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53764	98-0574019 (Series A); 98-0574020 (Series B)
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Superfund Office Building
PO Box 1479
Grand Anse
St. George’s, Grenada
West Indies
(Address of principal executive offices)

Registrant’s telephone number, including area code: (473) 439-2418

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change In Registrant’s Certifying Accountants.

(a) On June 27, 2013, Superfund Capital Management, Inc. (the “Company”), the general partner of Superfund Gold, L.P. (the “Fund”) notified Deloitte & Touche LLP (“Deloitte”) that Deloitte has been dismissed as the independent registered public accountant of the Fund. The reports of Deloitte on the Fund’s financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainties, audit scope or accounting principles. The decision to dismiss Deloitte was approved by the Company’s board of directors. During the Fund’s two most recent fiscal years and during the period from the end of the most recently completed fiscal year through the date of this Form 8-K, the Company has had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter thereof in its report on the financial statements of the Fund for such periods. There were no other reportable events (as defined in paragraphs (A) through (D) of Regulation S-K Item 304(a)(1)(v)) during the two most recent fiscal years and through the date of this Form 8-K. The Company, on behalf of the Fund, has requested that Deloitte furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter is unavailable at the time of this filing. The Company, on behalf of the Fund, has requested that Deloitte provide the letter as promptly as possible within 10 business days of the filing of this Form 8-K. The Company, on behalf of the Fund, will file the letter as an Exhibit to an amendment to this Form 8-K within two business days of receipt of the letter.

(b) On June 28, 2013, McGladrey LLP (“McGladrey”) was engaged by the Company to serve as the independent registered public accounting firm of the Fund. During the Fund’s two most recent fiscal years and the interim period prior to engaging McGladrey, the Company has not consulted McGladrey on behalf of the Fund with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2013

SUPERFUND GOLD, L.P.

	By:	Superfund Capital Management, Inc., General Partner

	By:	/s/ Nigel James
Name: Nigel James
Title: President